Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

XBP EUROPE HOLDINGS, INC.

and

THE HOLDERS

Dated as of July 29, 2025

Table of Contents

Page

1.	Definitions	1

2.	Shelf Registrations	5

3.	Demand Registrations	6

4.	Piggyback Takedowns	9

5.	Priority	9

6.	Suspension Period	11

7.	Lock-Up Agreement	11

8.	Company Undertakings	12

9.	Registration Expenses	17

10.	Indemnification; Contribution	18

11.	Participation in Underwritten Offering/Sale of Registrable Securities	21

12.	Rule 144	21

13.	Private Placement	22

14.	Transfer of Registration Rights	22

15.	Amendment; Waivers; Further Assurances	22

16.	Miscellaneous	23

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 29, 2025 (the "Effective Date") by and among XBP Europe Holdings, Inc., a Delaware corporation (the "Company"), and the parties identified as "Holders" on the signature pages hereto and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 14 hereof (each a "Holder" and, collectively, the "Holders"). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.

RECITALS:

WHEREAS, on March 3, 2025, DocuData Solutions, L.C. and certain of its affiliates filed voluntary cases under chapter 11 of title 11 of the United States Code, §§ 101-1532, as amended, in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (the cases commenced, captioned In re DocuData Solutions, L.C., Case No. 25-90023 (CML)), in regards to effectuating certain restructuring transactions as contemplated in a chapter 11 plan of reorganization filed with the Bankruptcy Court on June 23, 2025 (as amended from time to time, the “Plan”), pursuant to which new shares of Common Stock have been issued or existing shares of Common Stock have been distributed to the Holders on the Effective Date as part of a debt for equity exchange; and

WHEREAS, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of such Common Stock as contemplated by the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

1.            Definitions.

"Affiliate" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

"Agreement" has the meaning specified in the first paragraph hereof.

"Automatic Shelf Registration Statement" means an "automatic shelf registration statement" as defined in Rule 405 promulgated under the Securities Act.

"beneficially own", "beneficial ownership" and any similar phrase as such terms are used in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

"Board" means the Board of Directors of the Company.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

"Commission" means the United States Securities and Exchange Commission or any successor governmental agency.

"Common Stock" means the shares of common stock, par value $0.0001 per share, of the Company.

"Company" has the meaning specified in the first paragraph hereof.

"Company Demand Registration Notice" has the meaning specified in Section 3(b).

"Company Shelf Takedown Notice" has the meaning specified in Section 2(d).

"control" (including the terms "controlling," "controlled by" and "under common control with") means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

"Counsel to the Holders" means, with respect to any offering of Registrable Securities hereunder, one firm of counsel, plus any local or foreign counsel, selected by the Holders of a majority of the Registrable Securities requested to be included in such offering.

"Demand Holders" shall mean a Holder or group of Holders representing at least ten percent (10%) of the Registrable Securities.

"Demand Registration" has the meaning specified in Section 3(a).

"Demand Registration Notice" has the meaning specified in Section 3(b).

"Demand Shelf Takedown Notice" has the meaning specified in Section 2(d).

"Disclosure Package" means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

"Effective Date" has the meaning specified in the first paragraph hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"FINRA" means the Financial Industry Regulatory Authority.

"Form S-1 Shelf’ has the meaning specified in Section 2(a).

"Form S-3 Shelf’ has the meaning specified in Section 2(a).

"Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 promulgated under the Securities Act.

"Holder" and "Holders" have the meanings given to those terms in the first paragraph hereof.

"Holder Free Writing Prospectus" means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

"Lock-Up Period" has the meaning specified in Section 7(a).

"Long-Form Registration" has the meaning specified in Section 3(a).

"Losses" has the meaning specified in Section 10(a).

"NASDAQ" means the NASDAQ Stock Market.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

"Piggyback Registration" has the meaning specified in Section 4(a).

"Piggyback Takedown" has the meaning specified in Section 4(a).

"Prospectus" means the prospectus used in connection with a Registration Statement.

"Registrable Securities" means at any time any shares of Common Stock held or beneficially owned by any Holder; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

"Registration Expenses" means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i)            stock exchange, Commission, FINRA and other registration and filing fees,

(ii)            all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities ),

(iii)            all printing, messenger and delivery expenses,

(iv)            the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or "comfort letters" required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

(v)            the fees and expenses incurred in connection with the listing of the Registrable Securities on NASDAQ (or any other national securities exchange),

(vi)            the fees and expenses incurred in connection with any "road show" for underwritten offerings, including travel expenses, and

(vii)            reasonable and documented out-of-pocket fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder;

Provided that, in no instance shall Registration Expenses include Selling Expenses.

"Registration Statement" means any registration statement filed hereunder or in connection with a Piggyback Takedown.

"Requesting Holder" has the meaning specified in Section 3(a).

"Restricted Shares" has the meaning specified in Section 7(a).

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Selling Expenses" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

"Shelf" has the meaning specified in Section 2(a).

"Shelf Registration" means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

"Shelf Takedown" means either an Underwritten Shelf Takedown or a Piggyback Takedown.

"Short-Form Registration" has the meaning specified in Section 3(a).

"Subsequent Shelf Registration" has the meaning specified in Section 2(b).

"Suspension Period’ has the meaning specified in Section 6(a).

"Transfer" has the meaning specified in Section 7(a).

"Underwritten Shelf Takedown" has the meaning specified in Section 2(c).

"Well-Known Seasoned Issuer" means a "well-known seasoned issuer" as defined in Rule 405 promulgated under the Securities Act and which (i) is a "well-known seasoned issuer" under paragraph (1)(i)(A) of such definition or (ii) is a "well-known seasoned issuer" under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B. 1 of Form S-3 or Form F-3 under the Securities Act.

2.            Shelf Registrations.

(a)            Filing. The Company shall file as promptly as practicable, and in no event later than forty-five (45) days after the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the "Form S-3 Shelf") or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the "Form S-1 Shelf" and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the "Shelf") covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(b)            Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a "Subsequent Shelf Registration") registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any method or combination of methods legally available to, and requested by the Holders.

(c)            Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, any Demand Holder may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an "Underwritten Shelf Takedown").

(d)            Demand Notices. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the "Demand Shelf Takedown Notice"). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within three (3) days after receipt of any Demand Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the "Company Shelf Takedown Notice") and, subject to the provisions of Section 5 below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the Company Shelf Takedown Notice.

(e)            Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in a Underwritten Shelf Takedown, shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(f)            Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including securities convertible, exercisable or exchangeable into or for shares of any equity securities of the Company, except for the Amended and Restated Registration Rights Agreement, dated as of November 29, 2023, by and among the Company, CFAC Holdings VIII, LLC and BTC International Holdings, Inc. (as in effect on the date hereof, the “Existing RRA”).

3.            Demand Registrations.

(a)            Requests for Registration. At any time after the Effective Date, any Demand Holder (in such capacity, the "Requesting Holder") may request (i) registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-3 or any similar short-form registration (a "Short-Form Registration"), if available, and (ii) registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-1 or similar long-form registration (a "Long-Form Registration") if Short-Form Registration is not available (any registration under this Section 3(a), a "Demand Registration"); provided that, in the case of a Demand Registration, such Demand Holder will be entitled to make such demand only if (1) the total offering price of the Registrable Securities to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, ten million dollars ($10,000,000) or (2) the total number of securities to be sold in such offering (including Registrable Securities and any piggyback shares) is at least ten percent (10%) of the total outstanding shares of Common Stock and the total offering price thereof (before deduction of underwriter discounts) is reasonably expected to exceed, in the aggregate, seven million and five hundred thousand dollars ($7,500,000). Any Requesting Holder may request that any offering conducted under a Long-Form Registration or a Short-Form Registration be underwritten.

(b)            Demand Registration Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the "Demand Registration Notice"). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten offering, (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration. Within five (5) days after receipt of any Demand Registration Notice, the Company shall give written notice of such requested Demand Registration to all other Holders of Registrable Securities (the "Company Demand Registration Notice") and, subject to the provisions of Section 5 below, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the Company Demand Registration Notice.

(c)            Demand Registration Effectiveness. A registration shall not count as a Demand Registration until both (i) it has become effective (unless such Demand Registration has not become effective due solely to the fault of the Demand Holder requesting such registration) and (ii) the Demand Holder initially requesting such registration is able to register and sell pursuant to such registration at least eighty percent (80%) of the Registrable Securities requested to be included in such registration either at the time of the registration or within ninety (90) days thereafter; provided that if the Holders of the majority of the Registrable Securities requested to be included in such Demand Registration request the withdrawal of such Demand Registration, such Demand Registration will count as a Demand Registration unless the Company is reimbursed by such Holder for all reasonable out-of-pocket expenses incurred by the Company in connection with such registration, including reasonable attorney and accounting fees; provided, however, that the Company shall not withdraw such Demand Registration if the Demand Registration continues to satisfy either of the conditions in Section 3(a)(ii)(1) or (2).

(d)            Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use an applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the sale of Registrable Securities.

(e)            Restrictions on Demand Registrations.

(i)            The Company shall not be obligated to effect (a) any Long-Form Registration within ninety (90) days or (b) any Short-Form Registration within forty-five (45) days, in each case, after the effective date of a previous Demand Registration or a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 4 of this Agreement and in which such Holders were able to register and sell at least eighty percent (80%) of the number of Registrable Securities requested to be included therein. In addition, the Company shall not be obligated to effect any Demand Registration during the period starting with the date that is up to sixty (60) days prior to the Board’s good faith estimate of the date of filing of, and ending on the date that is up to one hundred and twenty (120) days (unless the underwriting agreement requires a longer period of time) after the effective date of, a Company initiated registration statement, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration to become effective and the Holders are entitled to participate, through the exercise of piggyback rights pursuant to Section 4 hereof, in such registration, and provided further that the aggregate number of days that any one or more Demand Registrations are suspended or delayed by operation of this Section 3(e) shall not exceed ninety (90) days in any twelve (12) month period, and such suspensions or delays shall not occur more than two (2) times in any twelve (12) month period. In the event of any such suspension or delay, the Holder of Registrable Securities initially requesting a Demand Registration that is suspended by operation of this Section 3(e) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registration hereunder, and, notwithstanding the proviso in Section 3(c), the Company shall pay all Registration Expenses in connection with such registration.

(ii)            In addition, the Company shall not be obligated to effect (ii) more than two (2) Demand Registrations pursuant to Section 3(a) using Long-Form Registrations or (iii) more than three (3) Demand Registrations pursuant to Section 3(a) using Short Form Registrations within any twelve (12) month period.

(f)            Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in a Demand Registration which is an underwritten offering shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(g)            Transfer of Demand Rights. The rights of a Holder under this Section 3 may be transferred, assigned or otherwise conveyed in whole or in part, to (A) any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act) who, following such transfer, assignment or conveyance, (i) holds at least twenty percent (20%) of the outstanding Common Stock held by such Holder as of the Effective Date and (ii) holds at least ten percent (10%) of the Company’s total outstanding Common Stock, as reported in the Company’s most recent SEC filings, in each case, provided that the requirements of Section 14 are satisfied or (B) any of its Affiliates. For the avoidance of doubt, and subject to Section 16 hereof, following any such transfer, assignment or other conveyance of such rights pursuant to this clause (g), the transferring Holder shall remain entitled to all rights of a Holder under this Section 3 to the extent it continues to hold Registrable Securities.

4.            Piggyback Takedowns.

(a)            Right to Piggyback. Whenever the Company proposes to register any of its securities (whether or not following a request by a Demand Holder), including a registration pursuant to any registration rights agreement not prohibited by this agreement (a "Piggyback Registration"), or proposes to offer any Common Stock pursuant to a registration statement in an underwritten offering of Common Stock under the Securities Act (whether or not following a request by a Demand Holder) (together with a Piggyback Registration, a "Piggyback Takedown"), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than ten (10) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, or that is not an underwritten offering, such notice shall be given not less than ten (10) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 5 below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown; provided, however, that nothing in this clause (i) shall impair the right of any Demand Holder to request that such registration be effected pursuant to Section 2 or Section 3; and (ii) any Holder of Registrable Securities may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Securities in that Piggyback Takedown.

(b)            Selection of Underwriters. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

5.            Priority.

(a)            Priority on Primary Offerings. If the Company determines, after consultation with the managing underwriter in any primary underwritten Piggyback Takedown initiated by the Company for its own account that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(i)            first, the securities the Company proposes to sell;

(ii)            second, the securities requested to be included in such Piggyback Takedown pursuant to the Existing RRA pursuant to the terms thereof;

(iii)            third, the Registrable Securities requested to be included in such Piggyback Takedown by the Holders entitled to participate in such Piggyback Takedown, pro rata on the basis of the number of shares of Common Stock requested to be included therein by such Holders; and

(iv)            fourth, other securities requested to be included in such underwritten Piggyback Takedown pursuant to a registration rights agreement not prohibited by this Agreement.

(b)            Priority on Offerings Initiated by Demand Holders. If the Holders of a majority of the Registrable Securities requested to be included in any underwritten offering initiated by Demand Holders pursuant to this Agreement determine, after consultation with the Company and the managing underwriter in such offering, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to such Holders, then the Company shall include in such underwritten offering the number which can be so sold in the following order of priority:

(i)            first, the Registrable Securities requested to be included by the Holders entitled to participate in such underwritten offering, pro rata on the basis of the number of shares of Common Stock requested to be included therein by such Holders;

(ii)            second, the securities requested to be included in such underwritten offering pursuant to the exercise of piggyback rights under the Existing RRA;

(iii)            third, the securities the Company proposes to sell; and

(iv)            fourth, other securities requested to be included in such underwritten offering pursuant to a registration rights agreement not prohibited by this Agreement.

(c)            Priority on Offerings Initiated by Holders of Other Registration Rights. If the Company determines, after consultation with the managing underwriter in any underwritten Piggyback Takedown that was not initiated by the Company or Demand Holders pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the holders of the Company’s securities demanding such Piggyback Takedown pursuant to a registration rights agreement not prohibited by this agreement, then the Company shall include in such Piggyback Registration the number which can be so sold in the following order of priority:

(i)            first, the Registrable Securities requested to be included by holders initiating such offering pursuant to a registration rights agreement not prohibited by this Agreement;

(ii)            second, the Registrable Securities requested to be included in such Piggyback Takedown pursuant to the exercise of piggyback rights under the Existing RRA;

(iii)            third, the Registrable Securities requested to be included in such Piggyback Takedown by the Holders entitled to participate in such Piggyback Takedown, pro rata on the basis of the number of shares of Common Stock requested to be included therein by such Holders;

(iv)            fourth, the securities the Company proposes to sell; and

(v)            fifth, other securities requested to be included in such Piggyback Takedown pursuant to a registration rights agreement not prohibited by this Agreement.

6.            Suspension Period.

(a)            Suspension Period. Notwithstanding any provision of this Agreement to the contrary, if the Board determines in good faith that the registration and distribution of Registrable Securities (i) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, segment reclassification or discontinuance of operations that is required to be reflected in pro forma or restated financial statements that amends historical financial statement of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries, or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to materially and adversely affect the Company, the Company shall be entitled to suspend, for not more than forty-five (45) days (a "Suspension Period") the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference. The Company promptly will give written notice of any such Suspension Period to each Person that has securities registered on a Registration Statement filed hereunder.

(b)            Limitations on Suspension Periods. Notwithstanding anything contained in this Section 6 to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods in any 12-month period.

7.            Lock-Up Agreement.

(a)            Holders of Registrable Securities. In connection with any Shelf Takedown or other underwritten public offering of equity securities by the Company, subject to Section 7(b), no Holder (inclusive of its Affiliates) of more than ten percent (10%) of the outstanding equity securities of the Company, including through any securities convertible into or exchangeable or exercisable for such securities, whether now owned or hereinafter acquired (including securities held as a custodian) or with respect to which the Holder (inclusive of its Affiliates) has beneficial ownership within the rules and regulations of the Commission (collectively, "Restricted Shares") shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute ("Transfer") such Restricted Shares (other than those Registrable Securities included in such registration pursuant to this Agreement), without the prior written consent of the Company, during the seven (7) days prior to and the ninety (90) day period beginning on the date of pricing of such underwritten public offering (or such shorter period as requested by the underwriters managing such underwritten public offering, the "Lock-Up Period"), except pursuant to a Transfer permitted by Section 7(b) or other customary exceptions to lock-ups as agreed to by the underwriters managing such underwritten public offering, and each such Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders) and, in any event, that the Company’s underwriters in any relevant underwritten public offering shall be third party beneficiaries of this Section 7(a); provided that each such Holder shall only be required to execute such lock-up if the directors and executive officers of the Company have executed a lock-up, in each case on terms at least as restrictive with respect to the relevant underwritten public offering, and provided further that if any such Holder, or any director or executive officer of the Company is released by the Company or the relevant underwriters, in whole or in part, from its obligations under its lock-up agreement, all Holders shall be deemed released from their respective obligations under their respective lock-up agreements. The provisions of this Section 7(a) will no longer apply to a Holder once such Holder (inclusive of its Affiliates) owns Restricted Shares representing less than ten percent (10%) of the outstanding equity securities of the Company.

(b)            Permitted Transfers. Notwithstanding anything to the contrary set forth in this Section 7, a Holder may Transfer Restricted Shares (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Holder or its stockholders, partners, members or beneficiaries or (B) of any individual related to such Holder or to the stockholders, partners, members or beneficiaries of such Holder, by blood, marriage or adoption and not more remote than first cousin; (iii) if a Holder is a corporation, limited liability company, partnership or trust, such Holder may Transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the Affiliates, stockholders, partners, members or beneficiaries of such Holder; (iv) pursuant to any take-over bid, acquisition, sale or merger involving the Company; (v) with the prior written consent of the Company and each other Holder or (vi) pursuant to a pledge in connection with a bona fide financing with a third party financing source engaged in the business of lending in the ordinary course of its business; provided that in each case such distributees, transferees or pledgees agree to be bound by the restrictions set forth in this Section 7.

(c)            The Company. In connection with any Shelf Takedown or other underwritten offering, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during the seven (7) days prior to and the ninety (90) day period beginning on the date of pricing of such Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Shelf Takedown.

(d)            At the Market Offering. Notwithstanding any other provision of this Agreement, the Company may conduct at-the-market offerings of its Common Stock pursuant to Rule 415(a)(4) under the Securities Act ("ATM Offerings") without (i) such ATM Offerings being subject to the Lock-Up Period or (ii) providing Holders with the opportunity to include their Registrable Securities in such ATM Offerings pursuant to Section 4.

8.            Company Undertakings.

Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

(a)            before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the counsel to such Holders;

(b)            notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)            furnish to each seller of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(d)            use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(e)            notify each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters: (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 6(a) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post effective amendment thereto has become effective; and (iii) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 8(h) below relating to any applicable offering cease to be true and correct.

(f)            use its best efforts to cause all such Registrable Securities (i) to be listed on the NASDAQ Capital Market (or such other NASDAQ market on which shares of then Common Stock are then listed), (ii) if the Common Stock is not then listed on NASDAQ, to, as promptly as practicable, be listed on NASDAQ, the New York Stock Exchange or another national securities exchange, and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(g)            provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(h)            enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a majority of the Registrable Securities included in such Shelf Takedown or Demand Registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company;

(i)            for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown or Demand Registration, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder of Registration Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, Shelf Takedown or Demand Registration, as applicable, and any other attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, Shelf Takedown or Demand Registration, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(j)            permit any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown or Demand Registration, if applicable;

(k)            in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(l)            obtain and furnish to each such Holder of Registrable Securities, including Registrable Securities in a Shelf Takedown or underwritten offering, a signed counterpart of (i) a customary cold comfort and bring down letter from the Company’s independent public accountants, (ii) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown or Demand Registration reasonably request, (iii) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown or Demand Registration reasonably request, and (iv) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities included in such Shelf Takedown or Demand Registration;

(m)            with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 16(1);

(n)            provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(o)            promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(p)            (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as (A) reasonably requested by any Holder (to the extent such request related to information relating to such Holder) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority; and (v) respond promptly to any comments received from the Commission and request acceleration of effectiveness promptly after it learns that the Commission will not review the Registration Statement or after it has satisfied comments received from the Commission;

(q)            cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any findings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the Commission;

(r)            within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(s)            if requested by any participating Holder of Registrable Securities or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(t)            cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of Common Stock in book entry form through the facilities of the Depository Trust Company (or, if requested by a Holder, in certificated form), in each case not bearing any legends, representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and delivered to or registered in such names as the Holders or managing underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities;

(u)            pay the fees of the Company’s transfer agent and any reasonable, documented legal fees of outside counsel to the Company to provide an opinion to the effect that such transfer is permitted under the Securities Act and applicable state laws (or if outside counsel to the Company is unwilling or unavailable to provide such opinion, the reasonable, documented legal fees of one outside counsel to the Holders to provide such opinion) to effectuate the transfer of Registrable Securities from Holders to other Persons, as permitted by Section 7(b); provided, in each case, that such Holders shall provide such certificates and other documentation as the Company shall reasonably request in connection with such opinions and transfers; and

(v)            use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

9.            Registration Expenses.

All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 3(c) of this Agreement, all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 3(c) of this Agreement. All Selling Expenses relating to Registrable Securities registered shall be borne by the selling Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

10.            Indemnification; Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, "Losses") to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Indemnification by the Holders. Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 10(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, such Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)            Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 10(a) or Section 10(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 10(a) or Section 10(b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ one firm of separate counsel (and one local counsel), and the indemnifying party shall bear the reasonable, documented fees, costs and expenses of such separate counsel if:

(i)            the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

(ii)            the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

(iii)            the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within ten (10) days after notice of the institution of such action or such earlier time as may be necessary to pursue appropriate defenses, rights, and remedies; or

(iv)            the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation or (y) includes a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d)            Contribution.

(i)            In the event that the indemnity provided in Section 10(a) or Section 10(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering of the Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii)            The parties agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim.

(iii)            For purposes of this Section 10, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 10(d).

(e)            The provisions of this Section 10 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 10 hereof, and will survive the transfer of Registrable Securities.

(f)            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 10 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.

11.            Participation in Underwritten Offering/Sale of Registrable Securities.

(a)            No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to enter into an underwriting agreement in customary form and provide the representations and warranties, and indemnities to the underwriters and the Company and to sell such Person’s securities on the basis provided in any such underwriting agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of liens, (B) such Holder’s power and authority to effect, and lack of conflicts in effecting, such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested) or to undertake any indemnification obligations to the Company, except as otherwise provided in Section 10(b) hereof, or to the underwriters, except to the extent of the indemnification being given to the Company and its controlling persons in Section 10(b) hereof.

(b)            Each Holder agrees that, upon receipt of any notice contemplated in Section 6(a), such Holder will promptly discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

12.            Rule 144.

With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (a) make available information necessary to comply with Rule 144 (so long as such rule remains in effect, or any successor rule thereto) at all times, and (b) take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (so long as such rule remains in effect, or any successor rule thereto), as such rule may be amended from time to time. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

13.            Private Placement

Except for Section 7(a), the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent requested by a Holder, the Company shall take all reasonable steps to assist and cooperate with such Holder to facilitate such sale or transfer, including providing reasonable due diligence access to potential purchasers.

14.            Transfer of Registration Rights.

The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act, and except with respect to transfers of Demand Registration rights which may be transferred as provided in Section 3(g)); provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder or similar document; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and specifying whether or not Demand Registration rights have been assigned pursuant to Section 3(g). Any transfer, assignment or other conveyance of the rights of a Holder in breach of this Agreement shall be void and of no effect.

15.            Amendment; Waivers; Further Assurances.

(a)            Amendment. This Agreement may be amended with the consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided that no such amendment, action or omission that adversely affects, alters or changes the rights of any Holder or group of Holders in a manner disproportionate to other similarly situated Holders shall be effective against such Holder or group of Holders without the prior written consent of each such affected Holder.

(b)            Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(c)            Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

16.            Miscellaneous.

(a)            Adjustments. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(b)            Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(c)            Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(d)            Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand, or electronic mail, or if mailed, three (3) days after mailing (one (1) Business Day in the case of overnight courier service), and shall be given to such party at the address specified for such party in the Company’s records. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(e)            No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(f)            Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

(g)            Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words "include," "includes" or "including" in this Agreement shall be deemed to be followed by "without limitation." The use of the words "or" "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(h)            Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(i)            Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(j)            Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(k)            Attorneys’ Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.

(l)            FWP Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(m)            Notification of Status. Each Holder shall provide written notice to the Company within ten (10) Business Days from the first day on which the Holder no longer holds Registrable Securities.

(n)            Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(o)            Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought and determined in the Supreme Court of the State of New York (or, solely if such courts decline jurisdiction, in United States District Court for the Southern District of New York), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(p)            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 16(p).

(q)            Complete Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

(r)            Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(s)            Termination. The obligations of any Holder and of the Company with respect to such Holder, other than those obligations contained in Section 10, shall terminate as soon as (i) such Holder no longer holds any Registrable Securities or (ii) such Holder (inclusive of its Affiliates) owns less than four percent (4%) of the outstanding Common Stock of the Company and all Registrable Securities held by such Holder (inclusive of its Affiliates) may be sold without volume or manner of sale limitations under Rule 144 promulgated under the Securities Act.

*      *      *      *      *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
	Name:	Dejan Avramovic
	Title:	Chief Financial Officer

Signature Page for Registration Rights Agreement

HOLDERS

ECF Value Fund, L.P.

By:	/s/ Marc Blatter
Name: Marc Blatter
Title: Chief Financial Officer

Address: 1177 Avenue of the Americas
46th Floor
New York, NY 10036

ECF Value Fund II, L.P.

By:	/s/ Marc Blatter
Name: Marc Blatter
Title: Chief Financial Officer

Address: 1177 Avenue of the Americas
46th Floor
New York, NY 10036

ECF Value Fund International Master L.P.

By:	/s/ Marc Blatter
Name: Marc Blatter
Title: Chief Financial Officer

Address: 1177 Avenue of the Americas
46th Floor
New York, NY 10036

Signature Page for Registration Rights Agreement

HOLDERS

AVENUE RP OPPORTUNITIES FUND, L.P.
By: Avenue RP Opportunities Fund GenPar, LLC,
its general partner,
By: GL RP Partners, LLC,
its managing member,

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address: 11 W. 42nd St., 9th Fl.
New York, NY 10036

AVENUE GLOBAL DISLOCATION OPPORTUNITIES FUND, L.P.
By: Avenue Global Dislocation Opportunities GenPar, LLC,
its general partner,
By: GL Global Dislocation Opportunities Partners, LLC,
its managing member,

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address: 11 W. 42nd St., 9th Fl.
New York, NY 10036

AVENUE GLOBAL OPPORTUNITIES MASTER FUND LP
By: Avenue Global Opportunities GenPar Holdings Ltd,
its general partner,

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address: 11 W. 42nd St., 9th Fl.
New York, NY 10036

Signature Page for Registration Rights Agreement

HOLDERS

GP 3XCV LLC

By ETI-MNA, LLC
In its capacity as Manager of GP 3XCV LLC

By:	/s/ Par Chadha
Name: Par Chadha
Title: Authorized Signatory

Address:	8550 West Desert Inn Road
Suite 102-452
Las Vegas NV 89117

Signature Page for Registration Rights Agreement

HOLDERS

XCV-STS, LLC

By ETI-MNA, LLC
In its capacity as Manager of XCV-STS, LLC

By:	/s/ Par Chadha
Name: Par Chadha
Title: Authorized Signatory

Address:	8550 West Desert Inn Road
Suite 102-452
Las Vegas NV 89117

Signature Page for Registration Rights Agreement